Exhibit 5.1

Samuel M. Livermore

+1 415 693 2113

slivermore@cooley.com

August 24, 2016

Nanometrics Incorporated

1550 Buckeye Drive

Milpitas, CA 95035

Re:	Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Nanometrics Incorporated, a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 500,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), pursuant to the Company’s Amended and Restated 2003 Employee Stock Purchase Plan (the “2003 Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, the 2003 Plan and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2003 Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley llp

By: /s/ Samuel M. Livermore

Samuel M. Livermore

Cooley LLP   101 California Street   5th Floor   San Francisco, CA   94111-5800
t: (415) 693-2000  f: (415) 693-2222  cooley.com